UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 26, 2019

(Date of earliest event reported)

Cinedigm Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-31810	22-3720962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 West 36th Street, 7th Floor, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

212-206-8600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transmission period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	CIDM	Nasdaq Global Market

Item 1.01.	Entry into a Material Definitive Agreement.

On July 26, 2019, the previously announced Agreement and Plan of Merger, dated as of March 14, 2019, among the Cinedigm Corp. (the “Company”), C&F Merger Sub, Inc., a wholly-owned subsidiary of the Company, Future Today Inc, Alok Ranjan and Vikrant Mathur (individually and as Stockholder Representative) and the Company Stockholders identified therein, was amended (the “Merger Amendment”). Pursuant to the Merger Amendment, among other things, the parties (x) extended the End Date and exclusivity period to July 31, 2019, (y) provided for payment of a non-refundable deposit of $500,000 by the Company, and (z) provided the Company with the unilateral right to extend the End Date and exclusivity period to August 14, 2019 upon making an additional non-refundable deposit of $500,000. Any non-refundable deposit(s) made prior to closing will be credited against the purchase price at closing.

On July 31, 2019, the Company exercised its right to extend to August 14, 2019.

The foregoing description of the Merger Amendment, is qualified in its entirety by reference to such document, which will be filed in accordance with SEC rules and regulations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CINEDIGM CORP.
Dated: August 1, 2019	By:	/s/ Gary S. Loffredo
Gary S. Loffredo Chief Operating Officer, General Counsel and Secretary